                                                                    EXHIBIT 1.02

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE DISPOSED OF IN THE UNITED STATES OR TO UNITED STATES PERSONS EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

VOID AFTER 5:00 P.M., NEW YORK TIME, ON [________ __, 2001] OR IF NOT A BUSINESS DAY, AS DEFINED HEREIN, AT 5:00 P.M., NEW YORK TIME, ON THE NEXT BUSINESS DAY.

                                         WARRANT TO PURCHASE
                                         [________] COMMON SHARES

                              WARRANT TO PURCHASE
                                COMMON SHARES OF

                                FX ENERGY, INC.

                    TRANSFER RESTRICTED -- SEE SECTION 5.02

          This certifies that, for $100.00 and other good and valuable consideration, [OPPENHEIMER & CO., INC. or HANIFEN, IMHOFF INC.] and its registered, permitted assigns (collectively, the "Warrantholder"), is entitled to purchase from FX ENERGY, INC., a corporation incorporated under the laws of the state of Nevada (the "Company"), subject to the terms and conditions hereof, at any time after 9:00 A.M., New York time, on [________ __, 1997], and before 5:00 P.M., New York time, on [________ __, 2001] (or, if such day is not a Business Day, at or before 5:00 P.M., New York time, on the next following Business Day), the number of fully paid and non-assessable Common Shares stated above at the Exercise Price. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as provided in
Article III hereof.

                                   ARTICLE I

          Section 1.01:  Definition of Terms.  As used in this Warrant, the
          ------------   -------------------
following capitalized terms shall have the following respective meanings:

          (a) 50% Holders:  At any time as to which a Demand Registration is
              -----------
     requested, the holders of any Warrants and the holders of Warrant Shares who have the right to acquire or hold, as the case may be, not less than 50% of the combined total of Warrant Shares issuable and Warrant Shares outstanding at the time such Demand Registration is requested.

          (b) Business Day:  A day other than a Saturday, Sunday or other day on
              ------------
     which banks in the State of New York are authorized by law to remain closed.

          (c) Common Stock:  Common Stock, par value of $.001 per share, of the
              ------------
     Company.

          (d) Common Stock Equivalents:  Securities that are convertible into or
              ------------------------
     exercisable for shares of Common Stock.

          (e) Demand Registration:  See Section 6.02.
              -------------------

          (f) Exchange Act:  The Securities Exchange Act of 1934, as amended.
              ------------

          (g) Exercise Price:  [$________] per Warrant Share, as such price may
              --------------
     be adjusted from time to time pursuant to Article III hereof.

          (h) Expiration Date:  5:00 P.M., New York time, on ________ __, 2001
              ---------------
     or if such day is not a Business Day, the next succeeding day which is a Business Day.

          (i) Holder:  A Holder of Registrable Securities.
              ------

          (j) NASD:  National Association of Securities Dealers, Inc., and
              ----
     NASDAQ:  NASD Automatic Quotation System.
     ------

          (k) Person:  An individual, partnership, joint venture, corporation,
              ------
     trust, unincorporated organization or government or any department or agency thereof.

          (l) ParticipatoryParticipatory Registration:  See Section 6.01.
              ---------------------------------------

          (m) Prospectus:  Any prospectus included in any Registration
              ----------
     Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

          (n) Public Offering:  A public offering of any of the Company's equity
              ---------------
     securities pursuant to a registration statement under the Securities Act.

          (o) Registrable Securities:  Any Warrant Shares issued to [OPPENHEIMER
              ----------------------
     & CO., INC. or HANIFEN, IMHOFF INC.] and/or its designees or transferees as permitted under Section 5.02 and/or other securities that may be or are issued by the Company upon exercise of this Warrant, including those which may thereafter be issued by the Company in respect of any such securities by means of any stock splits, stock dividends, recapitalizations, reclassifications or the like, and as adjusted pursuant to Article III hereof.

          (p) Registration Expenses:  Any and all expenses incurred in
              ---------------------
     connection with any registration or action incident to performance of or compliance by the Company with Article VI, including, without limitation,
     (i) all SEC, national securities exchange and NASD registration and filing fees; all listing fees and all transfer agent fees; (ii) all fees and expenses of complying with state securities or blue sky laws (including the fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities); (iii) all printing, mailing, messenger and delivery expenses and (iv) all fees and disbursements of counsel for the Company and of its accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, but excluding underwriting discounts and commissions, brokerage fees and transfer taxes, if any, and fees of counsel or accountants retained by the holders of Registrable Securities to advise them in their capacity as Holders of Registrable Securities.

          (q) Registration Statement:  Any registration statement of the Company
              ----------------------
     filed or to be filed with the SEC which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including all amendments (including post-effective amendments) and supplements thereto, all exhibits thereto and all material incorporated therein by reference.

          (r) SEC:  The Securities and Exchange Commission or any other federal
              ---
     agency at the time administering the Securities Act or the Exchange Act.

          (s) Securities Act:  The Securities Act of 1933 as amended.
              --------------

          (t)  Transfers:  See Section 5.02.
               ---------

          (u) Warrants:  This Warrant, and all other similar warrants issued on
              --------
     the date hereof, and all other warrants that may be issued in its place (together evidencing the right to purchase an aggregate of 150,000 shares of Common Stock), originally issued as set forth in the definition of Registrable Securities.

          (v) Warrantholder:  The person(s) or entity(ies) to whom this Warrant
              -------------
     is originally issued, or any successor in interest thereto, or any assignee or transferee thereof, in whose name this Warrant is registered upon the books to be maintained by the Company for that purpose.

          (w) Warrant Shares:  Common Stock, Common Stock Equivalents and other
              --------------
     securities purchased or purchasable upon exercise of the Warrants.

          (x) $ or Dollars:  United States dollars.
              -    -------

                                   ARTICLE II

                        DURATION AND EXERCISE OF WARRANT

          Section 2.01:  Duration of Warrant.  The Warrantholder may exercise
          ------------   -------------------
this Warrant at any time and from time to time after 9:00 A.M., New York time on ________ __, 1997 and before 5:00 P.M., New York time, on the Expiration Date. If this Warrant is not exercised on the Expiration Date, it shall become void, and all rights hereunder shall thereupon cease.

          Section 2.02:  Exercise of Warrant.
          ------------   -------------------

          (a) The Warrantholder may exercise this Warrant, in whole or in part, as follows:

              (i) by presentation and surrender of this warrant to the Company at its corporate office at 3006 Highland Drive, Suite 206, Salt Lake City, Utah 84106 or at the office of its stock transfer agent, if any, with the Subscription Form annexed hereto duly executed and accompanied by payment of the full Exercise Price for each Warrant Share to be purchased by means of a cashiers or certified check; or

              (ii) By presentation and surrender of this Warrant to the Company at its principal executive offices with a Cashless Exercise Form annexed hereto duly executed (a "Cashless Exercise"). In the event of a Cashless Exercise, the Warrantholder shall exchange its Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares by a fraction, the numerator of which shall be the amount by which the then current market price per share of Common Stock exceeds the Exercise Price, and the denominator of which shall be the then current market price per share of Common Stock. For purposes of any computation under this Section 2.02(a)(ii), the then current market price per share of Common Stock at any date shall be deemed to be the last sale price of the Common Stock on the business day prior to the date of the Cashless Exercise or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices of the Common Stock on such day, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the representative closing bid price of the Common Stock as reported by NASDAQ, or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price of the Common Stock as determined by the Board of Directors in good faith.

          (b) Upon receipt of this Warrant with the Subscription Form fully executed and accompanied by payment of the aggregate Exercise Price for the Warrant Shares for which this Warrant is then being exercised, or, in the case of Section 2.02(a)(ii), with the Cashless Exercise Form duly executed, the Company shall cause to be issued certificates for the total number of whole shares of Common Stock for which this Warrant is being exercised (adjusted to reflect the effect of the anti-dilution provisions contained in Article III hereof, if any, and as provided in Section 2.04 hereof) in such denominations as are requested for delivery to the Warrantholder, and the Company shall thereupon deliver such certificates to the Warrantholder. The Warrantholder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock may not then be actually delivered to the Warrantholder. If at the time this Warrant is exercised, a Registration Statement is not in effect to register under the Securities Act the Warrant Shares issuable upon exercise of this Warrant, the Company may require the Warrantholder to make such representations, and may place such legends on certificates representing the Warrant Shares, as may be reasonably required in the opinion of counsel to the Company to permit the Warrant Shares to be issued without such registration.

          (c) In case the Warrantholder shall exercise this Warrant with respect to less than all of the Warrant Shares that may be purchased under this Warrant, the Company shall execute a new warrant in the form of this Warrant for the balance of such Warrant Shares and deliver such new warrant to the Warrantholder.

          (d) The Company shall pay any and all stock transfer and similar taxes which may be payable in respect of the issue of this Warrant or in respect of the issue of any Warrant Shares.

          Section 2.03:  Reservation of Shares.  The Company hereby agrees that
          ------------   ---------------------
at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock or other shares of capital stock of the Company from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

          Section 2.04:  Fractional Shares.  The Company shall not be required
          ------------   -----------------
to issue any fraction of a share of its capital stock in connection with the exercise of this Warrant, and in any case where the Warrantholder would, except for the provisions of this Section 2.04, be entitled under the terms of this Warrant to receive a fraction of a share upon the exercise of this Warrant, the Company shall, upon the exercise of this Warrant and receipt of the Exercise Price, issue the greatest number of whole shares purchasable upon exercise of this Warrant for which payment in full of the Exercise Price has been received. The Company shall not be required to make any cash or other adjustment in respect of such fraction of a share to which the Warrantholder would otherwise be entitled.

          Section 2.05:  Listing.  Prior to the issuance of any shares of Common
          ------------   -------
Stock upon exercise of this Warrant, the Company shall secure the listing of such shares of Common Stock upon each national securities exchange or automated quotation systems, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation System, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

                                  ARTICLE III

                      ADJUSTMENT OF SHARES OF COMMON STOCK
                       PURCHASABLE AND OF EXERCISE PRICE

          The Exercise Price and the number and kind of Warrant Shares shall be subject to adjustment from time to time upon the happening of certain events as provided in this Article III.

          Section 3.01:  Mechanical Adjustments
          ------------   ----------------------

          (a) If at any time prior to the exercise of this Warrant in full, the Company shall (i) declare a dividend or make a distribution on the Common Stock payable in shares of its Common Stock; (ii) subdivide, reclassify or recapitalize the outstanding Common Stock into a greater number of shares of Common Stock; (iii) combine, reclassify or recapitalize its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or
     (iv) issue any shares of its capital stock by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or a merger in which the Company is the continuing corporation), the Exercise Price in effect at the time of the record date of such dividend, distribution, subdivision, combination, reclassification or recapitalization shall be adjusted so that the Warrantholder shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised in full immediately prior to such event, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination, reclassification or recapitalization. Any adjustment required by this paragraph 3.01(a) shall be made successively and become effective immediately after the record date, in the case of a dividend or distribution, or the effective date, in the case of a subdivision, combination, reclassification or recapitalization, to allow the purchase of such aggregate number and kind of shares.

          (b) If at any time prior to the exercise of this Warrant in full, the Company shall (i) issue or sell any Common Stock or Common Stock Equivalents without consideration or for consideration per share of Common Stock less than the current market price per share of Common Stock on the date of such issuance or sale as defined in Section 3.01(f) (other than pursuant to employee benefit or compensation arrangements and other than pursuant to subscription rights, options or warrants which had a subscription, exercise, purchase or conversion price equal to or greater than the current market price per share on the effective date of issuance or grant of such rights, options or warrants) or (ii) fix a record date for the issuance of subscription rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or Common Stock Equivalents) at a price (or having an exercise or conversion price per share) less than the current market price of the Common Stock (as determined pursuant to Section 3.01(e)) on the record date described below, the Exercise Price shall be adjusted so that the Exercise Price shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such sale or issuance (which date in the event of distribution to shareholders shall be deemed to be the record date set by the Company to determine shareholders entitled to participate in such distribution) by a fraction, the numerator of which shall be (i) the number of shares of Common Stock outstanding on the date of such sale or issuance, plus (ii) the number of additional shares of Common Stock which the aggregate consideration received by the Company upon such issuance or sale (plus the aggregate of any additional amount to be received by the Company upon the exercise of such subscription rights, options or Warrants) would purchase at such current market price per share of the Common Stock immediately prior to the date of such issuance or sale; and the denominator of which shall be (i) the number of shares of Common Stock outstanding on the date of such issuance or sale, plus (ii) the number of additional shares of Common Stock offered for subscription or purchase (or into which the Common Stock equivalents so offered are exercisable or convertible). Any adjustments required by this paragraph 3.01(b) shall be made immediately after such issuance or sale or record date, as the case may be unless the offering period of such Common Stock or Common Stock Equivalents, or the period in which such rights, options or warrants may be exercised or converted, shall expire in 90 days or less, in which case such event shall be given effect immediately after the expiration of such period based upon the number of shares of Common Stock (or Common Stock Equivalents) actually delivered; provided that should any Warrant be exercised during such period, the number of shares of Common Stock issuable upon such exercise shall be recalculated giving effect to any adjustment made at the end of such period in respect of such event and an appropriate number of additional shares of Common Stock shall be issued in respect of such exercise. Such adjustments shall be made successively whenever such event shall occur. In the event that such period shall be greater than 90 days, then to the extent that shares of Common Stock (or Common Stock Equivalents) are not delivered after the expiration of such subscription rights, options or warrants, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or Common Stock Equivalents) actually delivered.

          (c) If at any time prior to the exercise of this Warrant in full, the Company shall fix a record date for the issuance or making a distribution to all holders of the Common Shock (including any such distribution to be made in connection with a consolidation or merger in which the Company is to be the continuing corporation) of evidences of its indebtedness, any other securities of the Company or any cash, property or other assets or securities, including without limitation shares of a subsidiary's capital stock (excluding a common stock dividend, combination, reclassification, recapitalization or issuance referred to in Section 3.01(a)), regular cash dividends or cash distributions in the ordinary course of business or subscription rights, options or warrants for Common Stock or Common Stock Equivalents (excluding those referred to in Section 3.01(b)) (any such nonexcluded event being herein called a "Special Dividend"), the Exercise Price shall be decreased immediately after the record date for such Special Dividend to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the then current market price of the Common Stock (as defined in Section 3.01(e)) on such record date less the fair market value (as determined by the Company's Board of Directors) of the evidences of indebtedness, securities or property, or other assets issued or distributed in such Special Dividend applicable to one share of Common Stock or of such subscription rights or warrants applicable to one share of Common Stock, and the denominator of which shall be such then current market price per share of Common Stock (as so determined). Any adjustment required by this paragraph 3.01(c) shall be made successively effective on the record date for the Special Dividend and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price that was in effect immediately prior to such record date.

          (d) If at any time prior to the exercise of this Warrant in full, the Company shall make a distribution to all holders of the Common Stock of stock of a subsidiary or securities convertible into or exercisable for such stock, then in lieu of an adjustment in the Exercise Price or the number of Warrant Shares purchasable upon the exercise of this warrant, each Warrantholder, upon the exercise hereof at any time after such distribution, shall be entitled to receive from the Company, such subsidiary or both, as the Company shall determine, the stock or other securities to which such Warrantholder would have been entitled if such Warrantholder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Article III, and the Company shall reserve, for the life of the Warrant, such securities of such subsidiary or other corporation; provided, however, that no adjustment in respect of dividends or interest of such stock or other securities shall be made during the term of this Warrant or upon its exercise.

          (e) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to one or more of paragraphs (a), (b) and (c) of this
     Section 3.01, the Warrant Shares shall simultaneously be adjusted by multiplying the number of Warrant Shares initially issuable upon exercise of each Warrant by the Exercise Price in effect on the date thereof and dividing the product so obtained by the Exercise Price, as adjusted.

          (f) For the purpose of any computation under this Section 3.01, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for 20 consecutive trading days commencing 30 trading days before such date. The closing price for each day shall be the last sale price regular way or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on such exchange, the representative closing bid price as reported by NASDAQ, or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price as determined in good faith by the Board of Directors of the Company.

          (g) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($.05) in such price; provided, however, that any adjustments which by reason of this paragraph (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 3.01 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Notwithstanding anything in this Section 3.01 to the contrary, the Exercise Price shall not be reduced to less than the then existing par value, if any, of the Common Stock as a result of any adjustment made hereunder.

          (h) In the event that at any time, as a result of any adjustment made pursuant to Section 3.01(a), the Warrantholder thereafter shall become entitled to receive any shares of the Company other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 3.01(a).

          (i) In the case of an issue of additional Common Stock or Common Stock Equivalents for cash, the consideration received by the Company therefor, without deducting therefrom any discount or commission or other expenses paid by the Company for any underwriting of, or otherwise in connection with, the issuance thereof, shall be deemed to be the amount received by the Company therefor. To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amounts of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as reasonably determined in good faith by the Board of Directors of the Company (but without deduction of any compensation, discounts or expenses paid or incurred by the Company for, and in the underwriting of, or otherwise in connection with, the issuance thereof). The term issue shall include the sale or other disposition of shares held by or on account of the Company or in the treasury of the Company but until so sold or otherwise disposed of such shares shall not be deemed outstanding.

          Section 3.02:  Notices of Adjustment.  Whenever the number of Warrant
          ------------   ---------------------
Shares or the Exercise Price is adjusted as herein provided, the Company shall prepare and deliver forthwith to the Warrantholder a certificate signed by its President, and by any Vice President, Treasurer or Secretary, setting forth the adjusted number of shares purchasable upon the exercise of this Warrant and the Exercise Price of such shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which adjustment was made. The certificate of any independent firm of public accountants of recognized standing selected by the Board of Directors of the Company shall be conclusive evidence of the arithmetic correctness of any computation made under this Section 3.

          Section 3.03:  No Adjustment for Dividends.  Except as provided in
          ------------   ---------------------------
Section 3.01 of this Agreement, no adjustment in respect of any cash dividends shall be made during the term of this Warrant or upon the exercise of this Warrant.

          Section 3.04:  Preservation of Purchase Rights in Certain
          ------------   ------------------------------------------
Transactions. In case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock) or in case of any sale, lease, transfer or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, the Company shall, as a condition to such transaction cause such successor or purchasing corporation, as the case may be, to execute with the Warrantholder an agreement granting the Warrantholder the right thereafter, upon payment of the Exercise Price in effect immediately prior to such transaction, to receive upon exercise of this Warrant the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive as a result of such transaction had this Warrant been exercised immediately prior to such action. Such agreement shall provide for adjustments in respect of such shares of stock and other securities and property, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article III and shall provide that such rights may be exercised at any time prior to the Expiration Date. In the event that in connection with any such transaction, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for, or of, a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of
Article III.  The provisions of this

Section 3.04 shall similarly apply to successive reclassifications, capital reorganizations, consolidations, mergers, sales or conveyance.

          Section 3.05:  Form of Warrant After Adjustments.  The form of this
          ------------   ---------------------------------
Warrant need not be changed because of any adjustments in the Exercise Price or the number or kind of the Warrant Shares, and Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrant, as initially issued.

          Section 3.06:  Treatment of Warrantholder.  Prior to due presentment
          ------------   --------------------------
for registration of transfer of this Warrant, the Company may deem and treat the Warrantholder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for all purposes and shall not be affected by any notice to the contrary.

                                   ARTICLE IV

                          OTHER PROVISIONS RELATING TO
                            RIGHTS OF WARRANTHOLDER

          Section 4.01:  No Rights as Shareholders:  Notice to Warrantholders.
          ------------   ----------------------------------------------------
Nothing contained in this Warrant shall be construed as conferring upon the Warrantholder or his or its transferees the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or of any other matter, or any rights whatsoever as shareholders of the Company. The Company shall give notice to the Warrantholder by registered mail if at any time prior to the expiration or exercise in full of the Warrants, any of the following events shall occur:

          (a) the Company shall authorize the payment of any dividend to all holders of Common Stock;

          (b) the Company shall authorize the issuance to all holders of Common Stock of any additional shares of Common Stock or Common Stock equivalents or of rights, options or warrants to subscribe for or purchase Common Stock or Common Stock Equivalents or of any other subscription rights, options or warrant;

          (c) a dissolution, liquidation or winding up of the Company; or

          (d) a capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock) or any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of Common Stock outstanding) or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety.

Such giving of notice shall be completed at least 15 Business Days prior to the date fixed as a record date or effective date or the date of closing of the Company's stock transfer books for the determination of the shareholders entitled to such dividend, distribution, or subscription rights, or for the determination of the shareholders entitled to vote on such proposed merger, consolidation, sale, conveyance dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the stock transfer books, as the case may be. Failure to provide such notice shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up.

          Section 4.02:  Lost, Stolen, Mutilated or Destroyed Warrants.  If this
          ------------   ---------------------------------------------
Warrant is lost, stolen, mutilated or destroyed, the Company may, upon receipt by the Company of evidence of ownership reasonably satisfactory to it and on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as, and in substitution for, this Warrant.

                                   ARTICLE V

                        SPLIT-UP, COMBINATION, EXCHANGE
                            AND TRANSFER OF WARRANTS

          Section 5.01:  Split-Up, Combination, Exchange and Transfer of
          ------------   -----------------------------------------------
Warrants.  Subject to the provisions of Section 5.02 hereof, this Warrant may be
- --------
split up, combined or exchanged for another Warrant or Warrants containing the same terms to purchase a like aggregate number of Warrant Shares. If the Warrantholder desires to split up, combine or exchange this Warrant, he or it shall make such request in writing delivered to the Company and shall surrender to the Company this Warrant and any other Warrants to be so split-up, combined or exchanged. Upon any such surrender for a split-up, combination or exchange, the Company shall execute and deliver to the person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Company shall not be required to effect any split-up, combination or exchange which will result in the issuance of a Warrant entitling the Warrantholder to purchase upon exercise a fraction of a share of Common Stock or a fractional Warrant.

          Section 5.02:  Restrictions on Transfer.  Neither this Warrant nor the
          ------------   ------------------------
Warrant Shares may be disposed of or encumbered (any such action, a "Transfer"), except (i) to [OPPENHEIMER & CO., INC. or HANIFEN, IMHOFF INC.] any successor to the business of such company, or any officer or partner of such company, or (ii) to any underwriter in connection with a registered Public Offering of the Warrant Shares, provided (as to (ii)) that this Warrant is exercised upon such Transfer and the Warrant Shares issued upon such exercise are sold by such underwriter as part of such registered Public Offering and, as to both (i) and
(ii), only in accordance with and subject to the provisions of the Securities Act and the rules and regulations promulgated hereunder. If at the time of a Transfer, a Registration Statement is not in effect to register this Warrant or the Warrant Shares, the Company may require the Warrantholder to make such representations, and may place such legends on certificates representing this Warrant, as may be reasonably required in the opinion of counsel to the Company to permit a Transfer without such registration.

                                   ARTICLE VI

                 REGISTRATION UNDER THE SECURITIES ACT OF 1933

          Section 6.01:  Participatory Registration.
          ------------   --------------------------

          (a) Right to Include Registrable Securities.  If at any time or from
              ---------------------------------------
     time to time after ________ __, 1997, and prior to the Expiration Date, the Company proposes to register any Common Stock (or any other securities for which this Warrant may then be exercised) under the Securities Act on any form for the registration of securities under such Act, whether or not for its own account (other than by a registration statement on forms S-4, S-8 (or any successor forms) or other form which does not include substantially the same information as would be required in a form for the general registration of securities or would not be available for the Registrable Securities) (a "ParticipatoryParticipatory Registration"), it shall give written notice to all Holders of its intention to do so and of such Holders' rights under this Section 6.01. Such rights are referred to hereinafter as "ParticipatoryParticipatory Registration Rights." Upon the written request of any such Holder made within 20 days after receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended manner of distribution of such securities), the Company shall use its best efforts to include in the Registration Statement the Registrable Securities which the Company has been so requested to register by the Holders thereof (subject to paragraph (e) below) and the Company shall keep such registration statement in effect and maintain compliance with each Federal and state law or regulation for the period necessary for such Holder to effect the proposed sale or other disposition (but in no event for a period greater than 90 days).

          (b) Withdrawal of Participatory Registration by Company.
              ---------------------------------------------------
     If, at any time after giving written notice of its intention to register any securities in a ParticipatoryParticipatory Registration but prior to the effective date of the related Registration Statement, the Company shall determine for any reason not to register such securities, the Company shall give written notice of such determination to each Holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such ParticipatoryParticipatory Registration. All best efforts obligations of the Company pursuant to Section 6.04 shall cease if the Company determines to terminate prior to such effective date any registration where Registrable Securities are being registered pursuant to this Section 6.01.

          (c) Participatory Registration of Underwritten Public Offerings.  If a
              -----------------------------------------------------------
     Participatory Registration involves an offering by or through underwriters, then, (i) all Holders requesting to have their Registrable Securities included in the Company's Registration Statement must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to other selling shareholders and (ii) any Holder requesting to have his or its Registrable Securities included in such registration Statement may elect in writing, not later than three Business Days prior to the Company's request for effectiveness of the Registration Statement filed in connection with such registration, not to have his or its Registrable Securities so included in connection with such registration.

          (d) Payment of Registration Expenses for Participatory Registration.
              ---------------------------------------------------------------
     The Company shall pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to a Participatory Registration Right contained in this Section 6.01.

          (e) Priority in Participatory Registration.  If a Participatory
              --------------------------------------
     Registration involves an offering by or through underwriters, the Company, except as otherwise provided herein, shall not be required to include Registrable Securities therein if and to the extent the underwriter managing the offering reasonably believes in good faith and advises each Holder requesting to have Registrable Securities included in the Company's Registration Statement that such inclusion would materially adversely affect such offering; provided that any such reduction or elimination shall be pro rata to all shares of Common Stock proposed to be included in the
        ---------
     Company's Registration Statement in proportion to the respective number of shares that have been requested to be registered by the Company, any Holder or any other selling shareholder, as the case may be.

          Section 6.02:  Demand Registration.
          ------------   -------------------

          (a) Request for Registration.  If, at any time subsequent to ________
              ------------------------
     __, 1997 and prior to the Expiration Date, any 50% Holders make a written request that the Company file a registration statement under the Securities Act, the Company as soon as practicable shall use its best efforts to file a registration statement with respect to all Warrant Shares that it has been so requested to include and obtain the effectiveness thereof, and to take all other action necessary under any Federal or state law or regulation to permit the Warrant Shares that are then held and/or that may be acquired upon the exercise of the Warrants specified in the notices of the Holders or Holders thereof to be sold or otherwise disposed of, and the Company shall maintain such compliance with each such Federal and state law and regulation for the period necessary for such Holder or Holders to effect the proposed sale or other disposition (but in no event for more than 90 days) (the "Demand Registration"); provided, however, the Company
                                                -------- --------
     shall be entitled to defer such Demand Registration for a period of up to 90 days if and to the extent that its Board of Directors shall determine in good faith that such registration would interfere with a pending corporate transaction. The Company shall also promptly give written notice to the Holder and the Holders of any other Warrants and/or the Holders of any Warrant Shares who or that have not made a request to the Company pursuant to the provisions of this subsection (a) of its intention to effect any required registration or qualification, and shall use its best efforts to effect as expeditiously as possible such registration or qualification of all other such Warrant Shares that are then held or that may be acquired upon the exercise of the Warrants, the Holder or Holders of which have made a written request for such registration or qualification, within 15 days after such notice has been given by the Company, as provided in the preceding sentence. The Company shall be required to effect a registration or qualification pursuant to this subsection (a) on one occasion only. Each written request of the Holders shall specify the names of the Holders making such request and the number of Warrant Shares to be sold by each Holder.

          (b) Payment of Registration Expenses for Demand Registration.  The
              --------------------------------------------------------
     Company shall pay all Registration Expenses in connection with the Demand Registration.

          (c) Selection of Underwriters.  If any Demand Registration is
              -------------------------
     requested to be in the form of an underwritten offering, the managing underwriter shall be Oppenheimer & Co., Inc., the co-manager shall be Hanifen, Imhoff Inc. and the independent pricer required under the rules of the NASD (if any) shall be selected and obtained by the Holders of a majority of the Warrant Shares to be registered. Such selection shall be subject to the Company's consent, which consent shall not be unreasonably withheld. All fees and expenses (other than Registration Expenses otherwise required to be paid) of any managing underwriter, any co-manager or any independent underwriter or other independent pricer required under the rules of the NASD shall be paid for by such underwriters or by the Holder or Holders whose shares are being registered. If Oppenheimer & Co., Inc. or Hanifen, Imhoff Inc. should decline to serve as managing underwriter, the Holders of a majority of the Warrant Shares to be registered may select and obtain one or more managing underwriters. Such selection shall be subject to the Company's consent, which shall not be unreasonably withheld.

          Section 6.03:  Buy-outs of Registration Demand.  Upon receipt of any
          ------------   -------------------------------
request pursuant to Section 6.01 or a demand pursuant to Section 6.02 that Registrable Securities be included in a registration statement, and in lieu of any obligation under such Sections to effect either a Participatory or a Demand Registration with respect to such Registrable Securities, the Company may, within five business days of receipt of such request, purchase all, but not less than all, such Registrable Securities at an amount in cash equal to with respect to Warrants not yet exercised the difference between (a) the then current market value (as determined in Section 3.01(e)) of the Common Stock on the day of such repurchase, and (b) the Exercise Price in effect on such day and with respect to issued Warrant Shares, the then current market value (as determined in Section 3.01(e)) of the Common Stock on the day of such repurchase.

          Section 6.04:  Registration Procedures.  If and whenever the Company
          ------------   -----------------------
is required to use its best efforts to take action pursuant to any Federal or state law or regulation to permit the sale or other disposition of any Warrant Shares that are then held or that may be acquired upon exercise of the Warrants in order to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Article VI, the Company shall, as expeditiously as practicable;

          (a) furnish to each selling Holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the Registration Statement, the Prospectus or the Prospectuses (including each preliminary prospectus) and any amendment or supplement thereto as they may reasonably request;

          (b) enter into such agreements (including an underwriting agreement) and take all such other actions reasonably required in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, if the registration is in connection with an underwritten offering (i) make such representations and warranties to the underwriters in such form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions in form, scope and substance shall be reasonably satisfactory to the underwriters and their counsel) addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters; (iii) obtain "cold comfort" letters and updates thereof from the Company's accounts addressed to the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with underwritten offerings; (iv) set forth in any underwriting agreement entered into the indemnification provisions and procedures of Section 6.05 hereof with respect to all parties to be indemnified pursuant to said Section or such other alternative indemnification language reasonably satisfactory to such persons; and (v) deliver such documents and certificates as may be reasonably requested by the underwriters and their counsel to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; the above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

          (c) make available for inspection by one or more representatives of the Holders of Registrable Securities being sold, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by such Holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representatives; and

          (d) otherwise use its best efforts to comply with all applicable Federal and state regulations and take such other action as may be reasonably necessary to or advisable to enable each such Holder and each such underwriter to consummate the sale or disposition in such jurisdiction or jurisdictions in which any such Holder or underwriter shall have requested that the Registrable Securities be sold.

          Except as otherwise provided in this Agreement, the Company shall have sole control in connection with the preparation, filing, withdrawal, amendment or supplementing of each Registration Statement, the selection of underwriters, and the distribution of any preliminary prospectus included in the Registration Statement, and may include within the coverage thereof additional shares of Common Stock or other securities for its own account or for the account of one or more of its other security holders; provided, however, with respect to the Demand Registration that additional shares of Common Stock may be included only if the managing underwriter determines in its judgment that the inclusion of such additional shares will not adversely affect such offering.

          Each seller of Registrable Securities as to which any registration is being effected shall furnish to the Company such information regarding the distribution of such securities and such other information as may otherwise be required by the Securities Act to be included in such Registration Statement.

          Section 6.05:  Indemnification.
          ------------   ---------------

          (a) Indemnification by Company.  In connection with each Registration
              --------------------------
     Statement relating to disposition of Registrable Securities, the Company shall indemnify and hold harmless each Holder and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they are made not misleading; provided,
                                                                 --------
     however, that such indemnity shall not inure to the benefit of any Holder
     -------
     (or any Person controlling such Holder within the meaning of Section l5 of the Securities Act or Section 20 of the Exchange Act) on account of any losses, claims, damages or liabilities arising from the sale of the Registrable Securities if such untrue statement or omission or alleged untrue statement or omission was made in such Registration Statement, Prospectus or preliminary prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by such Holder specifically for use therein. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities, if requested. This indemnity agreement shall be in addition to any liability which the Company may otherwise have.

          (b) Indemnification by Holder.  In connection with each Registration
              -------------------------
     Statement, each selling Holder shall indemnify, to the same extent as the indemnification provided by the Company in Section 6.05(a), the Company, its directors, officers, employees, agents and counsel and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) but only insofar as such losses, claims, damages and liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in the Registration Statement, the Prospectus or preliminary prospectus or any amendment thereof or supplement thereto, in reliance upon and in conformity with information furnished in writing by such Holder to the Company specifically for use therein. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

          (c) Conduct of Indemnification Procedure.  Any party that proposes to
              ------------------------------------
     assert the right to be indemnified hereunder will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 6.05(a) or 6.05(b) shall be available to any party who shall fail to give notice as provided in this Section 6.05(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party, and the indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ separate counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties; (ii) the indemnified party shall have been reasonably advised by counsel that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party); or
     (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of separate counsel for the indemnified party shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent.

          (d) Contribution.  In connection with each Registration Statement
              ------------
     relating to the disposition of Registrable Securities, if the indemnification provided for in subsection (a) or (b) hereof is unavailable to an indemnified party thereunder in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities. The amount to be contributed by the indemnifying party hereunder shall be an amount which is in the same proportionate relationship to the total amount of such losses, claims, damages or liabilities as the total net proceeds from the offering (before deducting expenses) of the Registrable Securities sold by such party bears to the total price to the public (including underwriters' discounts) for the offering of the securities covered by such registration.

          (e) Specific Performance.  The Company and the Holder acknowledge that
              --------------------
remedies at law for the enforcement of this Section 6.05 may be inadequate and intend that this Section 6.05 shall be specifically enforceable.

                                  ARTICLE VII

                                 OTHER MATTERS

          Section 7.01:  Amendments and Waivers.  The provisions of this
          ------------   ----------------------
Warrant, including the provisions of this sentence, may not be amended, modified or supplemented, and waiver or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority of the outstanding Registrable Securities. Holders shall be bound by any consent authorized by this Section whether or not Certificates representing such Registrable Securities have been marked to indicate such consent.

          Section 7.02:  Counterparts.  This Warrant may be executed in any
          ------------   ------------
number of counterparts and by the parties hereto in separate counterparts, each of which so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          Section 7.02:  Governing Law.  This Warrant shall be governed by and
          ------------   -------------
construed in accordance with the laws of the State of New York, U.S.A.

          Section 7.03:  Severability.  In the event that any one or more of the
          ------------   ------------
provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          Section 7.05:  Attorneys' Fees.  In any action or proceeding brought
          ------------   ---------------
to enforce any provisions of this Warrant, or where any provisions hereof or thereof are validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees and disbursements in addition to its costs and expenses and any other available remedy.

          Section 7.06:  Computations of Consent.  Whenever the consent or
          ------------   -----------------------
approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (other than the Warrantholder or subsequent Holders if they are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          Section 7.07:  Notice.  Any notices or certificates by the Company to
          ------------   ------
the Holder and by the Holder to the Company shall be deemed delivered if in writing and delivered in person or by registered mail (return receipt requested) to the Holder addressed to him in care of [OPPENHEIMER & CO., INC., Oppenheimer Tower, World Financial Center, New York, New York 10281 or HANIFEN, IMHOFF INC., 1125 17th St., Suite 600, Denver, CO 80202] or, if the Holder has designated, by notice in writing to the Company, any other address, to such other address, and if to the Company, addressed to it at:

                  FX Energy, Inc.
                  3006 Highland Drive, Suite 206
                  Salt Lake City, Utah 84106

          The Company may change its address by written notice to the Holder and the Holder may change its address by written notice to the Company.

          Section 7.08:  Investment Representation of the Holder.  By accepting
          ------------   ---------------------------------------
delivery of this Warrant, the Holder represents to the Company that it has acquired this Warrant solely for its own account for investment (except as contemplated in Section 5.02) and not with a view to distribution or sale in violation of the Securities Act, but subject, nevertheless, to any requirement of law that the disposition of the Holder's property be at all times within its control. The Holder represents that it understands that this Warrant has been issued in a transaction that is exempt from the registration requirements of the Securities Act and that this Warrant must be held by the Holder and may not be resold unless subsequently registered under the Securities Act or an exemption from such registration is available.

          Section 7.09:  Currency.  All amounts used in this Agreement are
          ------------   --------
expressed in U.S. Dollars unless otherwise specified.

          IN WITNESS WHEREOF, this Warrant has been duly executed by the Company under its corporate seal as of the ___ day of ________, 1996.

                                   FX ENERGY, INC.

                                   By: ___________________________________

                                   Title: _______________________________

Attest: _________________________
          Secretary

                                   ASSIGNMENT

          (To be executed only upon assignment of Warrant Certificate)

     For value received, ______________ hereby sells, assigns and transfers unto ________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________ attorney to transfer said Warrant Certificate on the books of the within-named Company with respect to the number of Warrants set forth below, with full power of substitution in the premises:

     Name(s) of
     Assignee(s)                    Address                  No. of Warrants
     -----------                    -------                  ---------------








And if said number of Warrants shall not be all the Warrants represented by the Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the Warrants registered by said Warrant Certificate.

Dated: ________________, 19

                                 Note:  The above signature should correspond
                                        exactly with the name on the face of
                                        this Warrant Certificate

                               SUBSCRIPTION FORM

                   (To be executed upon exercise of Warrant)

_______________:

          The undersigned hereby irrevocably elects to exercise the right of purchaser represented by the within Warrant Certificate for, and to purchase thereunder, _______________ shares of Common Stock, as provided for therein, and tenders herewith payment of the purchase price in full in the form of cash or a certified or official bank check for the amount of $_____________.

          Please issue a certificate or certificates for such Common Stock in the name of, and pay any cash for any fractional share to:


                                                Name ____________________

                                                (Please print Name, Address
                                                and Social Security No.)


                                                Signature _______________

                                     Note:         The above signature should
                                                   correspond exactly with the
                                                   name on the first page of
                                                   this Warrant Certificate or
                                                   with the name of the assignee
                                                   appearing in the assignment
                                                   form below.

          And if said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher number of shares.

                             CASHLESS EXERCISE FORM

                    (To be executed upon exercise of Warrant
                        pursuant to Section 2.02(a)(ii))

          The undersigned hereby irrevocably elects to Exchange its Warrant for such shares of Common Stock pursuant to the Cashless Exercise provisions of the within Warrant Certificate, as provided for in Section 2.02(a)(ii) of such Warrant Certificate.

          Please issue a certificate or certificates for such Common Stock in the name of:


                                                 Name ____________________

                                                 (Please print Name, Address
                                                 and Social Security No.)


                                                 Signature ______________

NOTE: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

          And if said number of shares shall not be all the shares exchangeable or purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of the undersigned for the balance remaining of the shares purchasable rounded up to the next higher number of shares.